CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement under the Securities Act of 1933, filed on Form N-14 (File No. 333-44193), of our report dated March 30, 1998 on our audit of the Statements of Assets and Liabilities of The PBHG Advisor Funds, Inc. as of March 20, 1998, which report is included as Appendix III to the Statement of Additional Information.


/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 8, 1998